     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2002


                                                      REGISTRATION NO. 333-89186
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 5

                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       WINDROSE MEDICAL PROPERTIES TRUST
      (Exact Name of Registrant as Specified in its Governing Instruments)

                         3502 WOODVIEW TRACE, SUITE 210
                          INDIANAPOLIS, INDIANA 46268
                                 (317) 860-8180
         (Address, Including Zip Code, and Telephone Number, including
            Area Code, of Registrant's Principal Executive Offices)

                              FREDERICK L. FARRAR
                                   PRESIDENT
                       WINDROSE MEDICAL PROPERTIES TRUST
                         3502 WOODVIEW TRACE, SUITE 210
                          INDIANAPOLIS, INDIANA 46268
                                 (317) 860-8180
                           (317) 860-9190 (TELECOPY)
               (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                             ---------------------

                                   COPIES TO:

             DAVID C. WRIGHT, ESQ.                            JOHN A. GOOD, ESQ.
               HUNTON & WILLIAMS                            BASS, BERRY & SIMS PLC
         RIVERFRONT PLAZA, EAST TOWER                     THE TOWER AT PEABODY PLACE
              951 E. BYRD STREET                         100 PEABODY PLACE, SUITE 900
         RICHMOND, VIRGINIA 23219-4074                   MEMPHIS, TENNESSEE 38103-3672
                (804) 788-8200                                  (901) 543-5900
           (804) 788-8218 (TELECOPY)                       (888) 543-5999 (TELECOPY)

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The purpose of this Amendment No. 5 to the Registration Statement on Form S-11 is solely to file Exhibit 1.1, Exhibit 4.1, Exhibit 5.1 and Exhibit 8.1 to the Registration Statement as set forth in Item 36 below.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expense, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of common shares being registered. All amounts are estimates.

                                                               AMOUNT TO
                                                                BE PAID
                                                               ----------
SEC registration fee........................................   $   10,633
Legal fees and expenses.....................................   $  550,000
Accounting fees and expenses................................   $  150,000
New York Stock Exchange listing fee.........................   $  150,000
Financial advisory fee......................................   $1,005,000
Printing expenses...........................................   $  200,000
Miscellaneous...............................................   $  229,367
                                                               ----------
          Total.............................................   $2,295,000
                                                               ==========

ITEM 32.  SALES TO SPECIAL PARTIES

     There are none, except to the extent that shares may be acquired pursuant to the exercise of options.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

     Except for (i) the sale of 1,000 common shares to Fred S. Klipsch, our chairman and chief executive officer, at a price of $10 per share in connection with our formation and, (ii) the agreement to issue warrants to acquire 20,000 common shares upon completion of the acquisition of the Sierra properties, there have been no sales of unregistered securities by the registrant in the past three years. The 1,000 common shares issued to Mr. Klipsch will be redeemed at a price of $10 per share upon completion of the offering. These issuances were made in reliance upon the exemption provided by Section 4(2) under the Securities Act of 1933. Each recipient of these securities represented to the Company that it was an accredited investor as defined in Rule 501 under the Securities Act of 1933.

ITEM 34.  INDEMNIFICATION OF OFFICERS AND TRUSTEES

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     Our Declaration of Trust obligates us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of our company. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or
officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Our Declaration of Trust and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Our Bylaws require us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the "MGCL") for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, our Bylaws require us, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification as authorized by our Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

ITEM 35.  TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

     Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements included in the prospectus.

     (b) Exhibits


  1.1**    Form of Underwriting Agreement
  3.1*     Form of Amended and Restated Declaration of Trust of the
           Registrant
  3.2*     Form of Bylaws of the Registrant
  4.1**    Form of Common Share Certificate
  5.1**    Opinion of Ballard Spahr Andrews & Ingersoll, LLP
  8.1**    Opinion of Hunton & Williams with respect to tax matters
 10.1*     Form of Amended and Restated Agreement of Limited
           Partnership of Windrose Medical Properties, L.P.
 10.2*     Windrose Medical Properties Trust 2002 Stock Incentive Plan
 10.3*     Overhead Sharing Agreement between Windrose Medical
           Properties, L.P. and Klipsch Audio, Inc.
 10.4*     Contract of Acquisition between Windrose Medical Properties
           Trust and Park Medical Associates, LLC, dated May 7, 2002

 10.4.1*   Amended and Restated Contract of Acquisition, dated July 8,
           2002, by and between Windrose Medical Properties, L.P. and
           Park Medical Associates, LLC
 10.5* Form of Purchase and Sale Agreement for Class A limited liability interests in Brierbrook Partners, LLC
 10.5.1* Form of Purchase and Sale Agreement for Class A limited liability interests in Brierbrook Partners, LLC
 10.5.2* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of John R. Adams, M.D.
 10.5.3* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of R. Walker Batts
 10.5.4* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Lynn W. Conrad, M.D.
 10.5.5* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of John Cooke
 10.5.6* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Doug Hanson
 10.5.7* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Richard H. Kisber, M.D.
 10.5.8* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Fred Klipsch
 10.5.9* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of O.B. McCoin
10.5.10* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of H. Michael McSwain, M.D.
10.5.11* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Kimball Morris
10.5.12* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Richard M. Pearson, M.D.
10.5.13* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Dawn M. Petriko, LLC
10.5.14* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of James W. Ramsey
10.5.15* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Gary Ruben
10.5.16* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Michael Simmons
10.5.17* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Kenneth R. Thurmond
10.5.18* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Charles Lanham
 10.6*     Contribution Agreement dated May 23, 2002 among Windrose
           International, LLC, Med Properties Management Group, LLC,
           Hospital Affiliates Development Corporation, Med Proper-ties Asset Group LLC, Fred S. Klipsch, O.B. McCoin, Robin
           Barksdale, Charles Lanham, Frederick L. Farrar, Mike
           Klipsch, Steve Klipsch, Windrose Medical Properties, L.P.
           and Windrose Medical Properties Trust
 10.7*     Purchase and Sale Agreement dated May 10, 2002 among
           Windrose Medical Properties Trust, CPSIEM, LLC and CPSIEE,
           LLC.
 10.7.1*   Purchase and Sale Agreement dated May 10, 2002 among
           Windrose Medical Properties Trust, CPSIEM, LLC and CPSIEE,
           LLC
 10.8*     First Amendment to Purchase and Sale Agreement dated May 23,
           2002 among Windrose Medical Properties Trust, CPSIEM, LLC and CPSIEE, LLC.
 10.8.1* First Amendment to Purchase and Sale dated May 23, 2002 among Windrose Medical Properties Trust, CPSIEM, LLC and
           CPSIEE, LLC

 10.9*     Urology Center of the South Ambulatory Surgery Center
           Amended and Restated Lease Agreement dated June 26, 2001 between Brierbrook Partners, LLC and Urology Ambulatory
           Surgery Center, L.L.C.
 10.10*    Urology Center of the South Office Lease Agreement dated
           June 26, 2001 between Brierbrook Partners, LLC and Urology
           Center of the South, P.C.
 10.11*    Urology Center of the South Clinic Lease Agreement dated
           June 26, 2001 between Brierbrook Partners, LLC and Urology
           Center of the South, P.C.
 10.12* Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (2300 W. Charleston)
 10.13* Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (2316 W. Charleston
           Blvd)
 10.14* Lease Agreement dated December 28, 2000 between CPSIEE, LLC and Southwest Medical Associates (4475 S. Eastern Avenue)
 10.15* Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (8880 S. Rancho
           Drive)
 10.16* Office Lease and Guaranty Agreement dated May 16, 1988 by and between Park 51 Associates and Meclenberg Medical Group,
           P.A., as amended
 10.17*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC (2300 W. Charleston)
 10.18*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC (2316 W. Charleston)
 10.19*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEE, LLC (4425 S. Eastern
           Avenue)
 10.20*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC
 10.21*    Promissory Note dated August 2, 1999 from Park Medical
           Associates General Partnership to General Electric Capital
           Corporation
 10.22*    Loan Agreement dated August 2, 1999 between General Electric
           Capital Corporation and Park Medical Associates General
           Partnership
 10.23*    Deed of Trust, Assignment of Leases and Rents, Security
           Agreement and Fixture Filing from Park Medical Associates
           General Partnership to Charles T. Marshall (Trustee) for the benefit of General Electric Capital Corporation
 10.24*    Urology Ambulatory Surgery Center Subordination, Limited
           Guaranty and Indemnification Agreement, dated June 26, 2001, by and among Urology Center of the South, P.C. (UCS), Urology Ambulatory Surgery Center, LLC (UASC), and
           Brierbrook
 10.25*    Form of Urology Ambulatory Surgery Center Subordination,
           Non-Compete, Limited Guaranty and Indemnification
           Agreements, dated June 26, 2001, by and among each of the UCS physicians, UASC, UCS and Brierbrook
 10.26* Urology Ambulatory Surgery Center Subordination Agreement, dated June 26, 2001 by and among Ambulatory Operations,
           Inc., UASC and Brierbrook
 10.27* Urology Ambulatory Surgery Center Subordination Agreement, dated June 26, 2001, by and among LeBonheur Ambulatory
           Services, Inc., UASC and Brierbrook
 10.28* Hazardous Materials Indemnity Agreement dated August 2, 1999 by Park Medical Associates General Partnership and Diane B.
           Ruers for the Benefit of General Electric Capital
           Corporation
 10.29*    Assignment of Leases and Rents dated August 2, 1999 by Park
           Medical Associates General Partnership to General Electric
           Capital Corporation
 10.30*    Form of Change in Control Severance Agreement between
           Windrose Medical Properties, L.P. and Fred S. Klipsch
 10.31*    Form of Change in Control Severance Agreement between
           Windrose Medical Properties, L.P. and Frederick L. Farrar
 10.32*    Contract of Acquisition By and Between Windrose Medical
           Properties, L.P. and J&M Quail Meadows, L.L.C. dated as of
           July 15, 2002

 10.33*    Subordinated Promissory Note dated September 28, 2001 from
           Windrose International L.L.C. to Fred Klipsch
 10.34*    Subordinated Promissory Note dated May 11, 2002 from
           Windrose International, L.L.C. to Klipsch Audio, Inc.
 10.35*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Robin P. Barksdale
 10.36*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Frederick L. Farrar
 10.37*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Fred S. Klipsch
 10.38*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Athena Development
 10.39*    Subordinated Promissory Note dated May 11, 2002 from
           Windrose International L.L.C. to Charles Lanham
 10.40*    Promissory Note payable by Alliance Design Group to Hospital
           Affiliates Development Corporation
 10.41*    Commitment Letter, dated July 19, 2002, from the Huntington
           National Bank to Windrose Medical Properties, L.P.
 10.42*    Master Agreement, dated as of October 1, 2001 between
           Brierbrook Partners, LLC and SouthTrust Bank
 10.43*    Confirmation, dated October 10, 2001, from SouthTrust Bank to Brierbrook Partners, LLC
 23.1*     Consent of KPMG LLP
 23.2**    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
 23.3**    Consent of Hunton & Williams (included in Exhibit 8.1)
 24*       Power of Attorney (included on signature page of the
           Registration Statement)
 99.1*     Consent of Bain J. Farris to being named a trustee
 99.2*     Consent of Bruce M. Jacobson to being named a trustee
 99.3*     Consent of Charles E. Lanham to being named a trustee
 99.4*     Consent of David L. Maraman to being named a trustee
 99.5*     Consent of Randall Tobias to being named a trustee
 99.6*     Consent of Norman Zahler to being named a trustee


---------------

*  Previously filed.

** Filed herewith.


ITEM 37.  UNDERTAKINGS


     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby further undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 8, 2002.


                                          WINDROSE MEDICAL PROPERTIES TRUST
                                          (Registrant)

                                          By:    /s/ FREDERICK L. FARRAR
                                            ------------------------------------
                                              Name: Frederick L. Farrar
                                              Title: President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on August 8, 2002.


                    SIGNATURE                                              TITLE
                    ---------                                              -----
               /s/ FRED S. KLIPSCH                     Chairman and Chief Executive Officer and Sole
 ------------------------------------------------                         Trustee
                 Fred S. Klipsch                               (Principal Executive Officer)


                 /s/ DOUG HANSON                                     Vice President and
 ------------------------------------------------                 Chief Financial Officer
                   Doug Hanson                          (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER    EXHIBIT TITLE
-------    -------------
  1.1**    Form of Underwriting Agreement
  3.1*     Form of Amended and Restated Declaration of Trust of the
           Registrant
  3.2*     Form of Bylaws of the Registrant
  4.1**    Form of Common Share Certificate
  5.1**    Opinion of Ballard Spahr Andrews & Ingersoll, LLP
  8.1**    Opinion of Hunton & Williams with respect to tax matters
 10.1*     Form of Amended and Restated Agreement of Limited
           Partnership of Windrose Medical Properties, L.P.
 10.2*     Windrose Medical Properties Trust 2002 Stock Incentive Plan
 10.3*     Overhead Sharing Agreement between Windrose Medical
           Properties, L.P. and Klipsch Audio, Inc.
 10.4*     Contract of Acquisition between Windrose Medical Properties
           Trust and Park Medical Associates, LLC, dated May 7, 2002
 10.4.1*   Amended and Restated Contract of Acquisition, dated July 8,
           2002, by and between Windrose Medical Properties, L.P. and
           Park Medical Associates, LLC
 10.5*     Form of Purchase and Sale Agreement for Class A limited
           liability interests in Brierbrook Partners, LLC
 10.5.1*   Form of Purchase and Sale Agreement for Class A limited
           liability interests in Brierbrook Partners, LLC
 10.5.2*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of John R. Adams, M.D.
 10.5.3*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of R. Walker Batts
 10.5.4*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Lynn W. Conrad, M.D.
 10.5.5*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of John Cooke
 10.5.6*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Doug Hanson
 10.5.7*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Richard H. Kisber, M.D.
 10.5.8*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Fred Klipsch
 10.5.9*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of O.B. McCoin
10.5.10*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of H. Michael McSwain, M.D.
10.5.11*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Kimball Morris
10.5.12*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Richard M. Pearson, M.D.
10.5.13*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Dawn M. Petriko, LLC
10.5.14*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of James W. Ramsey

EXHIBIT
 NUMBER    EXHIBIT TITLE
-------    -------------
10.5.15*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Gary Ruben
10.5.16*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Michael Simmons
10.5.17*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Kenneth R. Thurmond
10.5.18*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Charles Lanham
 10.6*     Contribution Agreement dated May 23, 2002 among Windrose
           International, LLC, Med Properties Management Group, LLC,
           Hospital Affiliates Development Corporation, Med Proper-
           ties Asset Group LLC, Fred S. Klipsch, O.B. McCoin, Robin
           Barksdale, Charles Lanham, Frederick L. Farrar, Mike
           Klipsch, Steve Klipsch, Windrose Medical Properties, L.P.
           and Windrose Medical Properties Trust
 10.7*     Purchase and Sale Agreement dated May 10, 2002 among
           Windrose Medical Properties Trust, CPSIEM, LLC and CPSIEE,
           LLC
 10.7.1*   Purchase and Sale Agreement dated May 10, 2002 among
           Windrose Medical Properties Trust, CPSIEM, LLC and CPSIEE,
           LLC
 10.8*     First Amendment to Purchase and Sale Agreement dated May 23,
           2002 among Windrose Medical Properties Trust, CPSIEM, LLC
           and CPSIEE, LLC
 10.8.1*   First Amendment to Purchase and Sale dated May 23, 2002
           among Windrose Medical Properties Trust, CPSIEM, LLC and
           CPSIEE, LLC
 10.9*     Urology Center of the South Ambulatory Surgery Center
           Amended and Restated Lease Agreement dated June 26, 2001
           between Brierbrook Partners, LLC and Urology Ambulatory
           Surgery Center, L.L.C.
 10.10*    Urology Center of the South Office Lease Agreement dated
           June 26, 2001 between Brierbrook Partners, LLC and Urology
           Center of the South, P.C.
 10.11*    Urology Center of the South Clinic Lease Agreement dated
           June 26, 2001 between Brierbrook Partners, LLC and Urology
           Center of the South, P.C.
 10.12*    Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (2300 W. Charleston)
 10.13*    Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (2316 W. Charleston
           Blvd)
 10.14*    Lease Agreement dated December 28, 2000 between CPSIEE, LLC and Southwest Medical Associates (4475 S. Eastern Avenue)
 10.15*    Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (8880 S. Rancho
           Drive)
 10.16*    Office Lease and Guaranty Agreement dated May 16, 1988 by
           and between Park 51 Associates and Meclenberg Medical Group,
           P.A., as amended
 10.17*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC (2300 W. Charleston)
 10.18*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC (2316 W. Charleston)
 10.19*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEE, LLC (4425 S. Eastern
           Avenue)
 10.20*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC
 10.21*    Promissory Note dated August 2, 1999 from Park Medical
           Associates General Partnership to General Electric Capital
           Corporation

EXHIBIT
 NUMBER    EXHIBIT TITLE
-------    -------------
 10.22*    Loan Agreement dated August 2, 1999 between General Electric
           Capital Corporation and Park Medical Associates General
           Partnership
 10.23*    Deed of Trust, Assignment of Leases and Rents, Security
           Agreement and Fixture Filing from Park Medical Associates
           General Partnership to Charles T. Marshall (Trustee) for the
           benefit of General Electric Capital Corporation
 10.24*    Urology Ambulatory Surgery Center Subordination, Limited
           Guaranty and Indemnification Agreement, dated June 26, 2001, by and among Urology Center of the South, P.C. (UCS),
           Urology Ambulatory Surgery Center, LLC (UASC), and
           Brierbrook
 10.25*    Form of Urology Ambulatory Surgery Center Subordination,
           Non-Compete, Limited Guaranty and Indemnification
           Agreements, dated June 26, 2001, by and among each of the
           UCS physicians, UASC, UCS and Brierbrook
 10.26*    Urology Ambulatory Surgery Center Subordination Agreement,
           dated June 26, 2001 by and among Ambulatory Operations,
           Inc., UASC and Brierbrook
 10.27*    Urology Ambulatory Surgery Center Subordination Agreement,
           dated June 26, 2001, by and among LeBonheur Ambulatory
           Services, Inc., UASC and Brierbrook
 10.28*    Hazardous Materials Indemnity Agreement dated August 2, 1999 by Park Medical Associates General Partnership and Diane B.
           Ruers for the Benefit of General Electric Capital
           Corporation
 10.29*    Assignment of Leases and Rents dated August 2, 1999 by Park
           Medical Associates General Partnership to General Electric
           Capital Corporation
 10.30*    Form of Change in Control Severance Agreement between
           Windrose Medical Properties, L.P. and Fred S. Klipsch
 10.31*    Form of Change in Control Severance Agreement between
           Windrose Medical Properties, L.P. and Frederick L. Farrar
 10.32*    Contract of Acquisition by and between Windrose Medical
           Properties, L.P. and J&M Quail Meadows, L.L.C. dated as of
           July 15, 2002
 10.33*    Subordinated Promissory Note dated September 28, 2001 from
           Windrose International L.L.C. to Fred Klipsch
 10.34*    Subordinated Promissory Note dated May 11, 2002 from
           Windrose International, L.L.C. to Klipsch Audio, Inc.
 10.35*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Robin P. Barksdale
 10.36*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Frederick L. Farrar
 10.37*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Fred S. Klipsch
 10.38*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Athena Development
 10.39*    Subordinated Promissory Note dated May 11, 2002 from
           Windrose International L.L.C. to Charles Lanham
 10.40*    Promissory Note payable by Alliance Design Group to Hospital
           Affiliates Development Corporation
 10.41*    Commitment Letter, dated July 18, 2002, from the Huntington
           National Bank to Windrose Medical Properties, L.P.
 10.42*    Master Agreement dated as of October 1, 2001 between
           Brierbrook Partners, LLC and SouthTrust Bank.
 10.43*    Confirmation, dated October 10, 2001, from SouthTrust Bank to Brierbrook Partners, LLC
 23.1*     Consent of KPMG LLP
 23.2**    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
 23.3**    Consent of Hunton & Williams (included in Exhibit 8.1)

EXHIBIT
 NUMBER    EXHIBIT TITLE
-------    -------------
 24*       Power of Attorney (included on signature page of the
           Registration Statement)
 99.1*     Consent of Bain J. Farris to being named a trustee
 99.2*     Consent of Bruce M. Jacobson to being named a trustee
 99.3*     Consent of Charles E. Lanham to being named a trustee
 99.4*     Consent of David L. Maraman to being named a trustee
 99.5*     Consent of Randall Tobias to being named a trustee
 99.6*     Consent of Norman Zahler to being named a trustee

---------------

*  Previously filed.

** Filed herewith.